EXHIBIT 99.1

Stratus Media Group Acquires
Paloma Pharmaceuticals, Inc. and VasculoMedics, Inc.

March 6, 2014

LOS ANGELES--Stratus Media Group, Inc., (OTCBB: SMDI) announced today the acquisition, through merger, of two biotechnology companies, Paloma Pharmaceuticals, Inc. and VasculoMedics, Inc. With these acquisitions, Stratus, which will be renamed RestorGenex, plans to create a world-class pharmaceutical company with an initial focus on dermatology, ocular diseases and women’s health. The merger agreements were approved by the boards of directors of all companies and are expected to close following the satisfaction of certain closing conditions.

Paloma Pharmaceuticals brings to RestorGenex an integrated design platform technology to develop drugs that treat a number of indications. In addition, through the merger with VasculoMedics, RestorGenex will gain an epigenetic platform company utilizing computational design to create small molecule drugs inhibiting or stimulating the binding of zinc-finger transcription factor to their cognate DNA.

As part of the transaction, Paloma Founder and Chief Executive Officer, David Sherris, Ph.D., will join the RestorGenex board of directors and will serve as Chief Scientific Officer of RestorGenex, and President of the Paloma and VasculoMedics divisions of the company.

“We are excited to debut RestorGenex as a newly integrated biotechnology company, combining several impressive platforms and technologies to treat patients in a number of indications with unmet medical needs. ” said Sol J. Barer, chairman of the board of RestorGenex.

About Paloma Pharmaceuticals

Paloma Pharmaceuticals, Inc. has developed a non-steroidal, synthetic, small molecule drug library through computational design, synthetic and medicinal chemistry, resulting in a family of anti-tumor agents, “Palomids”. All Palomids are wholly synthetic with a molecular weight ranging from 300 to 500 Daltons. Through a series of in vitro and in vivo animal models, the Palomids were shown to have activity in several indication areas. Palomid 529 (P529) is the result of three generations of Palomid design work and is the lead for clinical development. Paloma Pharmaceuticals is focused on developing its Palomid library for cancer, ocular disease, pulmonary fibrosis, dermatology (psoriasis, atopic dermatitis, rosacea, actinic keratosis, keloid and hypertrophic scarring, Dupuytren’s disease, bullous blistering diseases), CNS (Huntington’s disease and infantile spasm, a form of childhood epilepsy), biodefense and anti-viral application. P529’s activity has been shown to reside in its ability to target and inhibit the PI3K/Akt/mTOR signal transduction pathway, specifically as a first-in-class allosteric, dual TORC1/TORC2 dissociative inhibitor.

http://www.palomapharma.com

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About VasculoMedics

VasculoMedics Inc. was founded as a platform epigenetic company to develop orally available small molecular inhibitors of zinc finger transcription factors. Zinc finger transcription factors are a subset of transcription factors utilizing zinc at its core for activity. Transcription factors are proteins that bind to specific parts of DNA that control the transfer of genetic information from DNA to RNA. RNA in turn directs the protein making machinery to manufacture one or more proteins controlled by the transcription factor. Hence, by inhibition of a transcription factor, one can specifically inhibit the synthesis of one or more proteins controlled by the particular transcription factor. Many diseases can be linked to the activation of particular proteins whose synthesis is controlled by transcription factors. Inhibition of such transcription factors could then be able to control disease pathology. Since transcription factors are functionally closer to the ultimate pathological protein(s), specific inhibition of transcription factors may result in a greater degree of disease fighting activity along with reduced level of toxicity. This may have advantage over conventional small molecule drugs that directly inhibit their target protein through a one-toone interaction as transcription factor inhibitors will lite rally turn off pathological protein manufacturing capability at its source. VasculoMedics disease area of focus includes dermatology, cancer and ophthalmic diseases of retinal origin.

Forward-Looking Statements

Statements in this press release relating to plans, strategies, projections of results, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Securities Acts of 1933 and 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors. Although the company's management believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, performance or achievements. The company has no obligation to update these forward-looking statements.

Contact:

Stratus Media Group, Inc.

Tim Boris, 310-526-8700

timb@stratusmediagroup.com

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